UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
MADISON FUNDS
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Madison Large Cap Value Fund

SPECIAL MEETING OF SHAREHOLDERS
IMPORTANT SHAREHOLDER INFORMATION
Please vote promptly

VOTING IS QUICK AND EASY

Dear Shareholder:
We recently sent you proxy materials concerning an important proposal regarding your investment, which will be considered at the Special Meeting of Shareholders at 10:00 a.m. Central time on September 2, 2020, at the offices of Madison Asset Management, LLC located at 550 Science Drive, Madison, Wisconsin 53711. This letter was sent to you because you held shares on the record date and we have not received your vote.

Your vote is critical to this process. Please vote prior to the Special Meeting on September 2, 2020.
Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.

/s/ Holly S. Baggot

Holly S. Baggot
Secretary of Madison Funds